Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Form S-1 Registration Statement dated March 31, 2011 filed with the Securities and Exchange Commission of our report dated November 2, 2010, on the consolidated financial statements of Swisher Hygiene Inc. and Subsidiaries as of December 31, 2009, and for the two years then ended. We further consent to the inclusion of our name under the heading “Experts” in the Form S-1 Registration Statement.
/s/ Scharf Pera & Co., PLLC
Scharf Pera & Co., PLLC
Charlotte, North Carolina
March 31, 2011